Exhibit 10.3
STOCK UNIT AWARD AGREEMENT
(Granted under the Psychemedics Corporation 2006 Equity Incentive Plan for Non-employee Directors)
     1. Award of Stock Unit Awards. Psychemedics Corporation (hereinafter the “Company”), in the exercise of its sole discretion pursuant to the Psychemedics Corporation 2006 Equity Incentive Plan (the “Plan”), does on <<GrantDate>> (the “Award Date”) hereby award to <<FullName>> (the “Awardee”) <<SharesGrantedQuantity>> Stock Unit Awards (“SUAs”) upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. SUAs represent the Company’s unfunded and unsecured promise to issue shares of Common Stock at a future date, subject to the terms of this Award Agreement and the Plan. Awardee has no rights under the SUAs other than the rights of a general unsecured creditor of the Company.
     2. Vesting Schedule and Conversion of SUAs.
          (a) Subject to the terms of this Award Agreement and the Plan and provided that Awardee continues to serve as a director of the Company throughout the vesting period set out below, the SUAs shall vest and be converted into an equivalent number of shares of Common Stock that will be distributed to the Awardee as follows; provided that fractional SUAs shall be converted into shares of Common Stock as set out in Section 6 of this Award Agreement:

Percentage
Vesting Date	of SUAs
April 30, 20 [year next following year of Award Date]	50%
April 30, 20 [2nd year following year of Award Date]	50%
          (b) Notwithstanding the vesting schedule set forth in subsection (a) above, if there is a Change in Control of the Company (as defined below), then all of the SUA’s shall become vested in full immediately prior to the effective date of such Change in Control. For the purpose of this Agreement, a “Change of Control” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 30% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual’s becoming a director after the date of this Agreement whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 30% of the voting power of the Company.
     3. Termination of Awardee’s Status as a Director. Subject to the provisions of Sections 4 and 5 below, in the event of termination of Awardee’s status a director of the Company, an Awardee’s rights under this Award Agreement in any unvested SUAs shall terminate.
     4. Disability of Awardee. Notwithstanding the provisions of Section 3 above, in the event of termination of Awardee’s status a director of the Company as a result of permanent and total disability, (as such term is defined in Section 6(H) of the Plan, and hereinafter referred to as a “Disability”), the next vesting date for the SUAs, set out in Section 2(a), above, shall accelerate by twelve (12) months as of such date of termination. The Awardee’s rights in any unvested SUAs that remain unvested after the application of this Section 4 shall terminate at the time Awardee ceases to be a director of the Company.
     5. Death of Awardee. Notwithstanding the provisions of Section 3 above, in the event of the death of Awardee:
          (a) If Awardee is, at the time of death, a director of the Company, the next vesting date for the SUAs, set out in Section 2(a) above, shall accelerate by twelve (12) months as of the date of death.
          (b) The Awardee’s rights in any unvested SUAs that remain after the application of Section 5(a) shall terminate at the time of the Awardee’s death.

     6. Conversion of SUAs to shares of Common Stock; Responsibility for Taxes.
          (a) Provided Awardee has satisfied the requirements of Section 6(b) below, on the vesting of any SUAs, such vested SUAs shall be converted into an equivalent number of shares of Common Stock that will be distributed to Awardee or, in the event of Awardee’s death, to Awardee’s legal representative, as soon as practicable. An Awardee’s rights with respect to the SUA’s issued under this Award Agreement shall terminate at the time such SUAs are converted into shares of Common Stock. The distribution to the Awardee, or in the case of the Awardee’s death, to the Awardee’s legal representative, of shares of Common Stock in respect of the vested SUAs shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.
          (b) Prior to the issuance of shares of Common Stock upon vesting of SUAs as provided in Section 8(a) above, Awardee shall pay, or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company, to the extent applicable.
          (c) In lieu of issuing fractional shares of Common Stock, on the vesting of a fraction of a SUA, the Company shall round the shares to the nearest whole share and any such share which represents a fraction of a SUA will be included in a subsequent vest date.
          (d) Until the distribution to Awardee of the shares of Common Stock in respect to the vested SUAs is evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means, Awardee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such shares of Common Stock, notwithstanding the vesting of SUAs. The Company shall cause such distribution to Awardee to occur promptly upon the vesting of SUAs. No adjustment will be made for a dividend or other right for which the record date is prior to the date Awardee is recorded as the owner of the shares of Common Stock, except as provided in Section 10 of the Plan.
     7. Non-Transferability of SUAs. Awardee’s right in the SUAs awarded under this Award Agreement and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the distribution of the shares of Common Stock in respect of such SUAs. SUAs shall not be subject to execution, attachment or other process.
     8. Agreement of Awardee. By accepting the Award, Awardee agrees to continue to serve as a director of the Company during the term for which he or she was elected. By accepting the Award of SUAs evidenced by this Award Agreement, Awardee agrees not to sell any of the shares of Common Stock received on account of vested SUAs at a time when applicable laws or Company policies prohibit a sale. This restriction shall apply so long as Awardee is a director of the Company.

     9. Plan Governs. Notwithstanding anything in this Award Agreement to the contrary, the terms of this Award Agreement shall be subject to the terms and conditions of the Plan.
     10. Governing Law. This Award Agreement shall be governed by the laws of the State of Delaware, without regard to Delaware laws that might cause other law to govern under applicable principles of conflicts of law.
     11. Severability. If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.
     12. Complete Award Agreement. This Award Agreement and the Plan constitute the entire agreement between Awardee and the Company regarding SUAs.
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     EXECUTED the day and year first above written.

PSYCHEMEDICS CORPORATION
By:

AWARDEE’S ACCEPTANCE:
I have read and fully understood this Award Agreement and I accept and agree to the terms, conditions and restrictions contained in this Award Agreement and Plan.

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